UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2014

POPULAR, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Munoz Rivera Avenue Hato Rey, Puerto Rico	00918
(Address of principal executive offices)	(Zip Code)

(787) 765-9800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Operating Officer

On September 26, 2014, the Board of Directors of Popular, Inc. (“Popular” or the “Corporation”) appointed Ignacio Alvarez as the President and Chief Operating Officer of the Corporation. His appointment is effective October 1, 2014.

Mr. Alvarez has been with the Corporation as Executive Vice President and Chief Legal Officer since June 2010. Before joining Popular, Mr. Alvarez was a founding partner of Pietrantoni Méndez & Alvarez LLC, a San Juan, Puerto Rico based law firm, from September 1992 to June 2010. Mr. Alvarez is 55 years old and received a B.S.F.S. from Georgetown University and a J.D. from Harvard Law School.

Mr. Alvarez also has been named as a Director and President of Banco Popular de Puerto Rico, Popular North America, Inc. and Banco Popular North America.

In his role as President and Chief Operating Officer of the Corporation, Mr. Alvarez will report directly to Richard L. Carrión, the Corporation’s Chairman and Chief Executive Officer. Other executive officers reporting directly to Mr. Carrión include Carlos J. Vázquez, (Executive Vice President and Chief Financial Officer), Lidio V. Soriano (Executive Vice President and Chief Risk Officer) and Javier D. Ferrer (Executive Vice President, General Counsel and Chief Legal Officer).

Appointment of General Counsel and Chief Legal Officer

Also on September 26, 2014, Javier D. Ferrer was appointed Executive Vice President, General Counsel and Chief Legal Officer of the Corporation, effective October 1, 2014. Mr. Ferrer was also appointed Secretary of the Board of Directors of the Corporation, effective October 1, 2014.

Mr. Ferrer joins Popular from Pietrantoni Méndez & Alvarez LLC, where he was one of the firm’s founding partners since 1992. From January 2013 to July 2013, Mr. Ferrer was President and Vice-Chairman of the Board of Directors of Government Development Bank for Puerto Rico. Mr. Ferrer is 52 years old and received a B.A. from Harvard University and a J.D. from Boston College Law School.

Actions Related to Executive Compensation

At its meeting on September 25, 2014, the Popular, Inc. Compensation Committee (the “Committee”) approved the executive compensation program that will apply to the Corporation’s executive officers (the “Executives”) following the Corporation’s July 2014 repayment of assistance under the Troubled Asset Relief Program (“TARP”). The new executive compensation program, which will be fully effective in 2015, returns to a more performance-based and shareholder-aligned approach to compensation.

Upon repayment of TARP, Popular ceased being subject to the TARP-related limits on compensation structure. The new compensation program was established by the Committee with the advice and guidance of its independent compensation consultant, Meridian Compensation Partners, LLP, and was based on consideration of market-competitive practices, regulatory guidance related to incentive compensation and transition needs following Popular’s TARP repayment. Consistent with the Corporation’s practice, the compensation program is structured to discourage the Corporation’s executives from taking unnecessary or excessive risks that could expose the Corporation to adverse financial impact.

New Executive Compensation Program

Short-Term Incentive: Approximately 30% of an Executive’s total compensation opportunity will consist of a target annual cash award opportunity linked to corporate and business unit results, individual goals and leadership. Actual earned awards may range from 0 to 1.5 times the target award based on performance.

Long-Term Incentive: Approximately 30% of an Executive’s total compensation opportunity (45% for the CEO) will consist of a target annual equity award designed to reinforce the long-term alignment of the Corporation’s Executives with the interests of our shareholders and to take into account the time horizon of risks.

•	One-half of the award value will be provided as Performance Shares, with actual payout based on Popular’s performance over a 3-year performance period. Actual earned performance shares may range from 0 to 1.5 times the target based on: (i) Popular’s Total Shareholder Return (“TSR”) relative to banks in the SNL Index with greater than $10 billion in assets; and (ii) the degree of achievement of a pre-established corporate Earnings-per-Share (“EPS”) goal. The TSR and EPS performance criteria will be weighted equally.

•	One-half of the award value will be provided in the form of time-vested Restricted Stock. Once granted, shares vest on a pro rata basis, with 20% vesting annually over 4 years and the remaining 20% vesting upon retirement after age 55 with 10 years of service or age 60 with 5 years of service.

2014 Post-TARP Transition Compensation Program

To transition from the compensation structure required under TARP to the new compensation structure described above, the Committee approved the following compensation elements which focus on the Corporation’s short-term and long-term performance and our Executives’ continued commitment to successfully execute the Corporation’s strategic objectives as it emerges from TARP.

Prorated 2014 Short-Term Incentive: A prorated 2014 annual cash incentive award with a target opportunity of approximately 33% of base salary for Executives (42% for the CEO). Actual earned awards may range from 0 to 1.5 times the target award based on the achievement of pre-established 2014 corporate, business unit and individual goals and will then be prorated for the portion of 2014 following TARP repayment, corresponding to 5 out of 12 months.

One-Time Award: A one-time Performance-Contingent Transition Award comprised of cash and equity incentives with an aggregate grant value equal to 150% of current base salary that may be earned over the next two years.

•	Cash Incentive Award – Grant value equal to 75% of base pay: 1/3 payable at grant (subject to a one-year clawback) and 1/3 deferred and payable on each of the first and second anniversaries of grant, based on the level of achievement of pre-established adjusted net income targets for the four quarters preceding each payment date.

•	Restricted Stock Award – Grant value equal to 75% of base pay: 1/2 vesting on each of the first and second anniversaries of grant, based on the level of achievement of pre-established adjusted net income targets for the four quarters preceding each vesting date.

The total amount of Transition Award accorded to each Named Executive Officer is indicated below:

Richard L. Carrión, Chairman and CEO	$2,100,000
Ignacio Alvarez, President and COO	$922,500
Carlos J. Vázquez, CFO	$975,000
Elí S. Sepúlveda, EVP Commercial Credit Group	$630,000
Eduardo J. Negrón, EVP Administration Group	$577,500

Clawback Policy

The Compensation Committee also approved a new Incentive Recoupment Guideline (the “Guideline”), covering its Executives and other employees designated by the Compensation Committee from time to time, which permits the Committee to claw back certain incentive-based compensation awards and payments in the event of (i) a restatement of all or a portion of the Corporation’s financial statements; (ii) a performance goal or metric that is determined to be materially inaccurate; or (iii) an act or omission by a covered employee that constitutes misconduct. The short-term and long-term incentive components of the 2015 Compensation Program and the short-term and one-time components of the 2014 Post-TARP Compensation Program will be subject to the Guideline.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 26, 2014, the Corporation amended its Amended and Restated By-laws. The amendments to the By-laws provide that the Board shall not be required to appoint one of its members to be the President of the Corporation (Section 3.2) and make certain other changes consistent with having the office of President be separate from the office of Chief Executive Officer (Section 3.2, 3.3 and 3.6).

The composite version of the Amended and Restated By-Laws is included as Exhibit 3.1 to this Form 8-K.

Item 8.01. Other Events.

On September 29, 2014, the Corporation issued a press release in connection with the matters described in Item 5.02.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 3.1.	Composite Amended and Restated By-laws, as of September 26, 2014

Exhibit 99.1	Press Release dated September 29, 2014

Exhibit 99.1 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Corporation’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Popular, Inc. (Registrant)

Date: September 29, 2014	By:	/s/ Jorge J. García
Name: Jorge J. García Title: Senior Vice President and Corporate Comptroller